Exhibit 99.1


         Document Sciences Announces First Quarter Financial Results

    CARLSBAD, Calif., April 29 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX) today reported net income for the quarter ended March 31, 2004, of $112,112 compared with a net loss of $963,010 for the quarter ended March 31, 2003. Net income per share for the quarter ended March 31, 2004, was $0.03, based on 4,401,047 diluted shares outstanding, compared with a net loss per share of $0.25, based on 3,869,878 shares outstanding for the same quarter in 2003. Revenues for the quarter ended March 31, 2004, were $5.3 million, an increase of 14% from the revenues for the quarter ended March 31, 2003.
    Jack McGannon, Document Sciences' President and CEO, stated that "the financial results for the quarter showed improvement over the results for the same quarter last year. Initial license fee revenues, which were positively impacted by the recognition of certain transactions signed in prior quarters, exhibited healthy growth." McGannon added that "while the sales environment remains challenging, we are hopeful that we can continue to grow our revenue during the remainder of the year. We also continued to add xPression customers during the quarter, including insurance companies in Ireland and China."
    Our cash balance at March 31, 2004 was $7.0 million, up from the $5.9 million balance at December 31, 2003.
    Document Sciences will be exhibiting and demonstrating its solutions for policies, proposals, correspondence and other insurance-focused customer communications at the ACORD LOMA Insurance Systems Forum at the Las Vegas Convention Center in Las Vegas, NV, on May 23-25, booth 1322. Randy James, CIO of Americo Financial Life and Annuity Company, will also present a case study regarding implementation of Document Sciences' xPression at the conference from 2:30pm to 3:15pm, Tuesday May 25th.

    This press release contains "forward-looking" statements about our financial results and estimates, business prospects, and products that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially include, among others, the following: (i) changes in our stock price; (ii) changes in our operating results; (iii) the market for document automation software; (iv) continued expansion of our professional services; (v) market acceptance of our existing products and introduction of new products and enhancements to existing products; (vi) maintaining our relationships with Xerox; (vii) changes in general economic and business conditions and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2003. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.



                        DOCUMENT SCIENCES CORPORATION
                         CONSOLIDATED BALANCE SHEETS

                                                  March 31,     December 31,
                                                     2004           2003
                                                 (Unaudited)
    ASSETS
    Current assets:
      Cash and cash equivalents                   $2,683,150     $1,916,595
      Short-term investments                       4,298,155      3,979,864
      Accounts receivable, net                     3,796,870      5,311,089
      Due from affiliates                          1,180,992      1,648,851
      Unbilled revenue                                24,000            ---
      Other current assets                           833,028        655,392
         Total current assets                     12,816,195     13,511,791
     Property and equipment, net                     616,591        689,575
     Software development costs, net               2,930,138      2,494,634
     Goodwill, net                                   724,615        724,615
     Other assets                                    201,345        202,944
       Total assets                              $17,288,884    $17,623,559

    LIABILITIES
    Current liabilities:
      Accounts payable                              $113,156       $205,036
      Accrued compensation                           893,676      1,088,772
      Other accrued liabilities                    1,158,309      1,159,686
      Deferred revenue                            10,063,386     10,356,855
         Total current liabilities                12,228,527     12,810,349

    Obligations under capital leases                  64,200         69,405

    STOCKHOLDERS' EQUITY
      Common stock, $.001 par value                    3,392          3,331
      Treasury stock                                (513,352)      (556,352)
      Additional paid-in capital                   8,861,490      8,759,120
      Accumulated comprehensive loss                 (93,803)       (88,611)
      Retained deficit                            (3,261,570)    (3,373,683)
        Total stockholders' equity                 4,996,157      4,743,805
        Total liabilities and stockholders'
        equity                                   $17,288,884    $17,623,559



                        DOCUMENT SCIENCES CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                     Three Months Ended
                                                          March 31,
                                                      2004          2003
    Revenues:
      Initial license fees                        $1,607,701     $1,047,870
      Annual renewal license and support fees      2,808,848      2,599,839
      Services and other                             843,869        960,958
       Total revenues                              5,260,418      4,608,667
    Cost of revenues:
     Initial license fees                            261,894        265,551
     Annual renewal license and support fees         513,634        373,815
     Services and other                              689,669        680,782
      Total cost of revenues                       1,465,197      1,320,148
    Gross margin                                   3,795,221      3,288,519
    Operating expenses:
     Research and development                        928,001      1,403,552
     Selling and marketing                         1,898,367      2,198,803
     General and administrative                      867,079        689,834
      Total operating expenses                      3,693,447      4,292,189
    Income (loss) from operations                    101,774     (1,003,670)
     Interest and other income, net                   22,579         64,070
    Income (loss) before income taxes                124,353       (939,600)
     Provision for income taxes                       12,241         23,410
    Net income (loss)                               $112,112      $(963,010)


    Net income (loss) per share -- basic                $.03         $(0.25)
    Weighted average shares used in basic
     calculation                                   3,222,290      3,869,878
    Net income (loss) per share -- diluted              $.03         $(0.25)
    Weighted average shares used in diluted
     calculation                                   4,401,047      3,869,878



SOURCE  Document Sciences Corporation
    -0-                             04/29/2004
    /CONTACT: Editorial, Jack McGannon, +1-760-602-1597, jmcgannon@docscience.com, or Investor, Scott Samuels, +1-760-602-1528, ssamuels@docscience.com, both of Document Sciences Corporation/
    (DOCX)

CO:  Document Sciences Corporation
ST:  California
IN:  CPR PUB
SU:  ERN